Apple Hospitality REIT Acquires the AC Hotel by Marriott Louisville Downtown and the AC Hotel by Marriott Pittsburgh Downtown

RICHMOND, Va. (October 26, 2022) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced the acquisition of the AC Hotel by Marriott Louisville Downtown for $51 million, or approximately $327,000 per key, and the AC Hotel by Marriott Pittsburgh Downtown for $34 million, or approximately $254,000 per key.

“We are pleased to enhance our portfolio with these attractive acquisitions that highlight the strength of our relationships with best-in-class hotel owner-operators and our ability to drive value in a highly competitive marketplace,” said Nelson Knight, President, Real Estate and Investments of Apple Hospitality. “These thoughtfully designed hotels offer guests modern accommodations, comfortable meeting spaces and distinctive lounge areas, and are well positioned within their markets to benefit from a variety of business and leisure demand generators. We continue to actively explore additional opportunities, like these, that will optimize our portfolio in ways that will elevate our future performance and maximize long-term value for our shareholders.”

The 156-room AC Hotel Louisville Downtown opened in April 2018 and is located at 727 East Market Street, Louisville, Kentucky, within the vibrant East Market District, also known as NuLu for New Louisville, which is home to upscale restaurants, shops, art galleries and entertainment venues. The hotel benefits from a variety of leisure, academic and sports-related demand generators given its proximity to the KFC Yum! Center, the University of Louisville, the Kentucky International Convention Center, well-known bourbon distilleries, various outdoor spaces and parks, and Churchill Downs, home of the annual Kentucky Derby. In addition, numerous large companies and industries related to shipping and logistics, food and beverage, automobile manufacturing, health care and health insurance, among others, are located in Louisville and drive business-related travel to the area. Recent Louisville hotel performance has recovered to pre-pandemic levels. According to data provided by STR for the month of September 2022 as compared to September 2019, revenue per available room (“RevPAR”) for the Louisville CBD, KY submarket improved by approximately 2% and RevPAR for the AC Hotel Louisville Downtown improved by approximately 8%.

The 134-room AC Hotel Pittsburgh Downtown opened in July 2018 and is located at 1126 Smallman Street, Pittsburgh, Pennsylvania, adjacent to the David L. Lawrence Convention Center and near the many restaurants, shops, art galleries, theaters, parks and riverfront walking trails of downtown Pittsburgh’s Cultural District, Market Square and Strip District. The hotel is ideally located a short distance from PPG Paints Arena, Acrisure Stadium and PNC Park, which are home to Pittsburgh’s professional sports teams and significant drivers of leisure travel to the area. In addition to leisure demand generators, the hotel benefits from a variety of corporate and academic demand driven by technology, robotics, financial services, manufacturing, automobile and health care companies located in the area as well as the University of Pittsburgh and Carnegie Mellon University. In recent months, Pittsburgh has seen hotel performance exceed pre-pandemic levels, and according to data provided by STR for the month of September 2022 as compared to September 2019, RevPAR for the Pittsburgh CBD, PA submarket improved by approximately 17% and RevPAR for the AC Hotel Pittsburgh Downtown improved by approximately 36%.

Following these acquisitions, the Apple Hospitality portfolio includes 220 hotels with 28,983 guest rooms geographically diversified throughout 37 states.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,000 guest rooms located in 87 markets throughout 37 states. Concentrated with industry-leading brands, the Company’s portfolio consists of 96 Marriott-branded hotels, 119 Hilton-branded hotels, four Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements continues to be the adverse effect of COVID-19, including resurgences and variants, on the Company’s business, financial performance and condition, operating results and cash flows, the real estate market and the hospitality industry specifically, and the global economy and financial markets generally. The significance, extent and duration of the continued impacts caused by the COVID-19 pandemic on the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, the efficacy, acceptance and availability of vaccines, the duration of associated immunity and efficacy of the vaccines against variants of COVID-19, the potential for additional hotel closures/consolidations that may be mandated or advisable, whether based on increased COVID-19 cases, new variants or other factors, the slowing or potential rollback of “reopenings” in certain states, and the direct and indirect economic effects of the pandemic and containment measures, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Additional factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; reduced business and leisure travel due to travel-related health concerns, including the COVID-19 pandemic or an increase in COVID-19 cases or any other infectious or contagious diseases in the U.S. or abroad; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the

Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.